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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                                   SECURITIES
                              EXCHANGE ACT OF 1934

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/ / Preliminary Proxy Statement           / / Confidential, for Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-12

                           EUROPA CRUISES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                JAMES C. ILLIUS
                                PAUL J. DEMATTIA
                                 JOHN R. DUBER
                                 ROGER A. SMITH
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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*Copies of this document were first released to security holders on or about
 June 14, 2002.


FOR IMMEDIATE RELEASE

             THE COMMITTEE OF CONCERNED EUROPA STOCKHOLDERS RECEIVES
               INFLUENTIAL ISS RECOMMENDATION URGING STOCKHOLDERS
                 TO ELECT JIM RAFFERTY TO BOARD AND OUST VITALE

Rocky River, Ohio, June 14, 2002 - The Committee of Concerned Europa Stockholders (Committee) announced today that Institutional Shareholder Services (ISS), the prestigious institutional proxy advisory firm, has recommended that stockholders vote to elect Jim Rafferty to the Board of Europa Cruises Corporation (OTCBB: KRUZ) and to remove Deborah Vitale from the Europa Board and as CEO, as advocated in the Committee's ongoing consent solicitation.

In its report, ISS was especially critical of current management's ability to deliver shareholder value and its plans to develop a successful casino on 400 acres in Diamondhead, MS, the company's primary asset.

"[I]t is undeniable that Europa's long-term shareholders have suffered considerable losses. Over the last ten years, the company's stock has declined significantly. Currently, the company's shares are trading at $1.02 a share, down from a high of $5.69 in October 1992," ISS said.

In questioning Ms. Vitale's managerial style, the advisory service noted that, "During her tenure, Ms. Vitale has made some very aggressive management decisions such as unilaterally and selectively cutting employee benefits...and capriciously cutting the pay and/or hours of employees. Ms. Vitale would also routinely act without the board's knowledge or concert, believing 'the president of a public company does not need board approval to take actions relating to the company's primary asset.'"

"Indeed, we believe Ms. Vitale's over-the-top response to any attempt to initiate change, or to exercise independence, appears to justify the Committee's concerns about Ms. Vitale's judgment and commitment to an impartial and high-quality decision-making process," ISS wrote in its report. "We also strongly support the removal of Ms. Vitale from the board and as CEO so that a board of fiduciaries cognizant of their duties to represent and protect the interests of all public shareholders' may be selected and allowed to function properly," the report added.

PRAISE FOR THE COMMITTEE

Conversely, ISS said, "the Committee has demonstrated a thorough understanding of the value and potential for development of the Diamondhead property as well as the economic and financial requirements of such an endeavor. The Committee has also

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demonstrated a thoughtful and unique understanding of the public policy issues that will surely arise and must be considered to achieve long-term success."

In looking at the comparative experience of Mr. Rafferty and Ms. Vitale, ISS says, "As the Committee correctly points out, Ms. Vitale has no experience in developing, building, designing, or operating a deluxe casino entertainment complex.... Nor is she (or has she ever been) licensed or permitted to operate a casino in any state."

"Mr. Rafferty ... has 24 years of experience in the gaming industry. During this time, he has helped to launch several successful casinos throughout the United States ... What's more, several of his projects have been 'from the ground up...'" the report noted.

RAFFERTY CAN CREATE 'SHAREHOLDER WEALTH'

"We agree that Mr. Rafferty brings to the company the experience and impartiality necessary to develop the Diamondhead property and to assist in implementing a business plan that offers a superior opportunity for enhancing and sustaining long-term shareholder value," stated ISS. "What's more, we are confident that Mr. Rafferty's expertise, credibility, and contacts in the casino gaming industry and financial markets will greatly facilitate the long-overdue creation of shareholder wealth," the report continued.

John Duber, who with James Illius is a member of the Europa Board of Directors and co-founder of the Committee, said, "We are gratified by the ISS recommendation. For too long, the company's management has been neglecting the interests of Europa shareholders. Hopefully, this impartial recommendation will solidify shareholders' resolve to support the Committee's solicitation. Jim Rafferty has the experience, leadership, vision and ability to obtain financing
- all critical if Europa is to succeed in opening an operating casino within two years."

ISS also recommended stockholders reject a consent solicitation supported by Frank Williams, a stockholder, to remove John Duber from the Europa Board of Directors and to install himself as a new member. ISS said Mr. Duber "has demonstrated his commitment to an impartial and high-quality decision-making process." ISS further recommended that shareholders REVOKE any prior consents given in favor or Mr. Williams appointment.

The consent solicitation period runs until June 24.

Shareholders are urged to return the WHITE consent card immediately. Even if you have sent a gold consent card, you have every right to support the Committee's consent solicitation by signing, dating and mailing the WHITE consent card. If you have any questions on how to vote your shares, please call our proxy solicitor: Georgeson Shareholder at 1-866-318-0501.

                                     # # #

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Contact: Owen Blicksilver at 516-742-5950

FORWARD-LOOKING STATEMENTS. THE INFORMATION CONTAINED HEREIN INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE INDICATED BY WORDS OR PHRASES SUCH AS "ANTICIPATES," "ESTIMATES," "PROJECTS," "BELIEVES," "INTENDS," "EXPECTS," AND SIMILAR WORDS OR PHRASES. SUCH STATEMENTS AND ESTIMATES, BY THEIR NATURE, INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. ACTUAL FUTURE DEVELOPMENTS, INCLUDING THE DEVELOPMENT AND FINANCING OF THE DIAMONDHEAD PROPERTY, MAY AND SHOULD BE EXPECTED TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY ESTIMATES AND FORWARD-LOOKING STATEMENTS. THE COMMITTEE HAS NEITHER REQUESTED NOR OBTAINED THE CONSENT OF ISS TO CITE THE ISS REPORT.